CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-92044) of Petróleo Brasileiro S.A. – PETROBRAS (“PETROBRAS”) of our report dated February 13, 2003 with respect to the financial statements for the two years ended December 31, 2002 of PETROBRAS, which appears in Amendment No. 1 to the 2003 Annual Report on Form 20-F, filed with the Securities and Exchange Commission on July 26, 2004.

PricewaterhouseCoopers

Auditores lndependentes

Rio de Janeiro, RJ - Brazil

July 26, 2004